Exhibit 99.1

Affymetrix Announces Preliminary Third Quarter Revenue

Santa Clara, Calif., October 13, 2008 - Affymetrix, Inc. (Nasdaq: AFFX), today reported that based on preliminary financial data, the Company expects total revenue for the third quarter of 2008 to be approximately $75 million. Global sales fell below expectations for the quarter driven by increased competition for academic research funding and continued softness in industrial spending.

“We are disappointed with our results for the third quarter. Over the coming weeks we’ll complete our analysis of the shortfall and will be prepared to discuss the specific actions that we intend to take to improve our operating results.” stated Kevin King, president of Affymetrix.

“While in the near term we expect that research budgets will remain tight, we believe the long term growth opportunity in the genetic analysis markets remains attractive,” said Stephen P.A. Fodor, chairman and chief executive officer of Affymetrix. “We believe that the Company’s priorities are aligned to meet this challenge. We are reengineering our platform to offer our customers a range of new products that are more flexible and cost effective in 2009.  In addition, our strong balance sheet will enable us to continue to invest in our business.”

The Company will release third quarter operating results and host a conference call after the close of the market on October 23, 2008. A live webcast can be accessed by visiting the Investor Relations section of the Company’s website at www.affymetrix.com. In addition, investors and other interested parties can listen by dialing domestic: (866) 500-AFFX, international: (706) 643-2771.

A replay of this call will be available from 5:00 p.m. PT on October 23, 2008 until 8:00 p.m. PT on October 30, 2008 at the following numbers: domestic: (800) 642-1687, international: (706) 645-9291. The passcode for both replays is 67704611.  An archived webcast of the conference call will be available under the Investor Relations section of the Company’s website at www.affymetrix.com.

About Affymetrix

Affymetrix GeneChip(R) microarray technology is the industry-standard tool for analyzing complex genetic information. After inventing microarray technology in the late 1980s, Affymetrix scientists have been dedicated to developing innovative products that provide researchers with a more complete view of the genome. These products continue to accelerate genetic research and enable scientists to develop diagnostics and tailor treatments for individual patients by identifying and measuring the genetic information associated with complex diseases.

Today, Affymetrix technology is used by the world’s top pharmaceutical, diagnostic and biotechnology companies, as well as leading academic, government and not-for-profit research institutes. More than 1,700 systems have been shipped around the world and more than 13,000 peer-reviewed papers have been published using the technology.

Affymetrix is headquartered in Santa Clara, Calif., and has manufacturing facilities in Sacramento, Calif., Cleveland, Ohio, and Singapore. The company has about 1,100 employees worldwide and maintains sales and distribution operations across Europe and Asia. For more information about Affymetrix, please visit the company’s website at www.affymetrix.com.

Affymetrix has not filed the Form 10-Q for the third quarter of fiscal 2008. As a result, all financial results described in this press release should be considered preliminary, and are subject to change to reflect any necessary corrections or adjustments, or changes in accounting estimates, that are identified prior to the time the company is in a position to complete these filings.

All statements in this press release that are not historical are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act as amended, including statements regarding Affymetrix’ “expectations,”

“beliefs,” “hopes,” “intentions,” “strategies” or the like. Such statements are subject to risks and uncertainties that could cause actual results to differ materially for Affymetrix from those projected, including, but not limited to: risk relating to past and future acquisitions; risks of the company’s ability to achieve and sustain higher levels of revenue, higher gross margins and reduced operating expenses; uncertainties relating to technological approaches, risks associated with manufacturing and product development, including risks relating to the relocation of a substantial portion of our manufacturing to Singapore; personnel retention; uncertainties relating to cost and pricing of Affymetrix products; dependence on collaborative partners; uncertainties relating to sole-source suppliers; uncertainties relating to FDA and other regulatory approvals; competition; risks relating to intellectual property of others and the uncertainties of patent protection and litigation. These and other risk factors are discussed in Affymetrix’ Form 10-K for the year ended December 31, 2007, and other SEC reports, including its Quarterly Reports on Form 10-Q for subsequent quarterly periods. Affymetrix expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Affymetrix’ expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.